UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

MATTEL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-05647	95-1567322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of Principal Executive Office)	(Zip Code)

(310) 252-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Mattel, Inc.’s (the “Company”) acquisition, through a wholly-owned subsidiary of the Company, of MEGA Brands Inc. (“MEGA Brands”), Geoff Massingberd transitioned from Executive Vice President, International of the Company to Chairman and President of MEGA Brands, effective as of April 30, 2014. On May 5, 2014, the Company and Mr. Massingberd entered into a letter agreement (the “Agreement”), which provides for the terms of his employment with MEGA Brands. Under the Agreement, effective as of April 30, 2014, he will receive an annual base salary of $715,000, which reflects an increase of $90,000 to his current annual base salary. His annual bonus target under the Mattel Incentive Plan will remain at 70% of base salary. Mr. Massingberd will continue to be eligible to participate in the Company’s 2014-2016 Long-Term Incentive Program at a target value of $1,200,000. His stock ownership requirements and severance benefits will remain unchanged.

The Agreement also provides for a grant of Company restricted stock units valued at $200,000 on April 30, 2014 based on the closing stock price of the Company’s common stock on such date. This award will vest in equal installments on each of the second and third anniversaries of the date of grant, subject to Mr. Massingberd’s continued employment with the MEGA Brands or other subsidiary of the Company through such vesting dates. The Company will also provide Mr. Massingberd with certain benefits related to his relocation to Montreal, Canada in connection with his new position, including a mobility bonus in the amount of $200,000. If, within two years of his relocation date, he chooses to voluntarily terminate employment with MEGA Brands or is discharged for “cause” (as defined in the Agreement), he will be required to repay the mobility bonus within 30 days of his termination date. MEGA Brands will also pay Mr. Massingberd’s actual approved housing costs for up to three years and provide him with a company car. In addition, Mr. Massingberd will receive customary relocation services in accordance with the Company’s Global Assignment Manual.

Item 8.01	Other Events

On May 1, 2014, the Company entered into an Underwriting Agreement with the underwriters named therein pursuant to which the Company will issue $500,000,000 aggregate principal amount of 2.350% Notes due 2019 (the “Notes”), upon the terms and conditions set forth therein. The Notes will be governed by the terms of the Indenture between the Company and Union Bank, N.A., dated as of September 23, 2010 (the “Indenture”). the Company intends to use the net proceeds for general corporate purposes.

The Company will pay interest on the Notes semi-annually on May 6 and November 6, beginning on November 6, 2014. The Notes will mature on May 6, 2019. The Notes are senior unsecured debt obligations of the Company and will rank equally in right of payment among themselves and with all of the Company’s other present and future senior unsecured indebtedness.

The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-194430) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “Commission”) by the Company under the Act. Copies of the Underwriting Agreement and the form of the Notes are filed as exhibits hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired: None

(b)	Pro forma financial information: None

(c)	Shell company transactions: None

(d)	Exhibits:

The Company hereby files the following exhibits to, and incorporates such exhibits by reference in, the Registration Statement which was filed with the Commission on March 7, 2014 and supplemented by the Prospectus Supplement filed with the Commission on May 2, 2014, or otherwise pursuant to requirements of Form 8-K:

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated May 1, 2014.

4.1	Form of 2.350% Notes due 2019.

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

99.1	Information relating to Item 14 of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Date: May 6, 2014	By:	/s/ Robert Normile
Name: Robert Normile Title: Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibits

1.1	Underwriting Agreement, dated May 1, 2014.

4.1	Form of 2.350% Notes due 2019.

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

99.1	Information relating to Item 14 of the Registration Statement.

4